UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 18, 2009

TEAM NATION HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-144597	98-0441861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4667 MacArthur Boulevard, Suite 150, Newport Beach, CA 92660
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  949 885 9892

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT(S)

On November 18, 2009, the Company entered into an agreement between the Company and JMJ Financial whereby we entered into a financing agreement with JMJ Financial to invest $3,000,000  into the Company over a period of two years through six $500,000 convertible promissory notes (the "Convertible Promissory Notes") with JMJ Financial (the "Investor"). Under the terms of the Convertible Promissory Notes, the Investor and the Company entered into an initial $500,000 Convertible Promissory Note (the "Note") on November 18, 2009. The Company received an initial $50,000 on November 18, 2009. It is anticipated that the Company will receive a minimum of $100,000 per month. The Convertible Promissory Notes are secured by the Secured & Collateralized Promissory Note between JMJ Financial and the Company dated November 18, 2009, of which the Company is the holder.

The Notes carry an interest rate of 14.4% and a maturity date of November 18, 2012. This interest rate is offset by the 12% interest rate on the Secured & Collateralized Promissory Note. The Notes are convertible into our common shares at the Conversion Price (as defined hereafter). The Conversion Price shall be forty per cent of the lowest trade price in the 20 trading days previous to any conversion.

The Investor has contractually agreed to restrict its ability to convert the Convertible Promissory Notes and receive shares of the Company's common stock such that the number of shares of the Company's common stock held by it and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of the Company's common stock.

ITEM 2.03                      CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The sale of Convertible Promissory Notes described in Item 1.01 is still underway and is expected to be completed on or before November 18, 2011. The Company received $50,000 in gross proceeds from the initial Convertible Promissory Note on November 18, 2009. At the closing, the company became obligated to the Investor for $500,000 in face amount of the initial Convertible Promissory Note. The Company expects to receive an additional minimum of $100,000 in gross proceeds from the initial Convertible Promissory Note each month until it has received the total $500,000. The balance of the Convertible Promissory Notes, $2,500,000, will be delivered to the Company over the next two years. The Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of us.

ITEM 3.02                      UNREGISTERED SALES FO EQUITY SECURITIES

The Note referenced in Item 1.01 was offered and sold to the Investor in a private placement transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D promulgated thereto. Each of the Investors is an accredited investor as defined in Rule 501 of Regulation D under the Securities Act of 1933.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description

4.1	Convertible Promissory Note dated November 18, 2009
4.2	Secured & Collateralized Promissory Note dated November 18, 2009 (parts redacted)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2009	TEAM NATION HOLDINGS CORPORATION

	By:	/s/ DENNIS R. DUFFY
DENNIS R. DUFFY
Chief Executive Officer